Unica Announces Financial Results for First Quarter Fiscal 2009

WALTHAM, Mass. – February 2, 2009 – Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its first quarter fiscal 2009 ended December 31, 2008.

For the first quarter fiscal 2009, the company reported total revenue of $26.1 million, a decrease of 8% compared with the first quarter of fiscal 2008. Perpetual license revenue was $6.5 million, a decrease of 42%, subscription revenue was $4.3 million, an increase of 57%, maintenance revenue on perpetual licenses was $11.6 million, an increase of 9%, and services revenue was $3.8 million, a decrease of 5%, each compared to the first quarter fiscal 2008.

Yuchun Lee, chief executive officer of Unica Corporation, stated, “The high level trends Unica experienced exiting fiscal 2008 continued during the first quarter of fiscal 2009. Our international operations, subscription offerings and maintenance renewals all remained relatively solid during the first quarter. At the same time, the economic downturn continued to cause delays both in the signing of perpetual license deals and the implementation phase for signed services projects.”

Lee added, “Unica’s market and competitive position remain strong. The company is well positioned as a trusted vendor in the EMM market, and we intend to increase our product and technology leadership position over the course of 2009. In addition, the growth of our subscription offerings and high level of renewal rates on our perpetual license business are contributing to an increasing percentage of the company’s business coming from recurring sources. During the first quarter, our total recurring revenue sources, which represented over 60% of total revenue, grew at a solid rate of 19% year-over-year despite the challenging market environment.”

For the quarter ended December 31, 2008, Unica reported loss from operations, in accordance with generally accepted accounting principles (GAAP), of $2.4 million, compared to loss from operations of $1.6 million for the quarter ended December 31, 2007. GAAP loss from operations for the quarter ended December 31, 2008 includes $1.3 million of non-cash share-based compensation expense, $796,000 of amortization of acquired intangible assets and $754,000 related to restructuring charges associated with the company’s previously announced reduction in workforce. GAAP net loss for the quarter ended December 31, 2008 was $4.1 million, compared to GAAP net loss of $424,000 for the quarter ended December 31, 2007. GAAP net loss per share for the quarter ended December 31, 2008 was $0.20, compared to GAAP net loss per share of $0.02 in the corresponding quarter of the prior year.

For the quarter ended December 31, 2008, non-GAAP loss from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $348,000, compared to non-GAAP income from operations of $926,000 for the quarter ended December 31, 2007. Non-GAAP net loss was $870,000 for the quarter ended December 31, 2008. This compares to non-GAAP net income of $1.1 million for the quarter ended December 31, 2007. Non-GAAP net loss per diluted share was $0.04 for the quarter ended December 31, 2008, compared to net income per diluted share of $0.05 for the corresponding quarter of the prior year.

Non-GAAP loss from operations for the quarter ended December 31, 2008 includes the $754,000 restructuring charge mentioned above, representing a net impact of $0.02 per share to non-GAAP results. In addition, non-GAAP and GAAP net loss includes a non-operating expense of approximately $877,000, or a net impact of $0.03 per share on a non-GAAP basis and $0.04 per share on a GAAP basis, due primarily to foreign currency losses in the quarter.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

As of December 31, 2008, Unica had cash, cash equivalents and investments of $46.5 million, a decrease compared to $50.3 million at September 30, 2008, due primarily to $2.3 million cash used in operations, approximately $500,000 related to the effect of exchange rate changes on cash and equivalents and approximately $300,000 used to repurchase shares of common stock as part of the previously announced share repurchase program.

At December 31, 2008, deferred revenue was $37.9 million, an increase compared to $37.1 million at September 30, 2008.

Kevin Shone, chief financial officer of Unica, said, “While the challenging macro-economic environment has impacted Unica’s top line performance, the company executed well in managing its operating expenses during the first quarter, which were down sequentially and year-over-year. We will continue to invest in areas with the greatest growth potential, in part by reallocating resources from other areas of our business when appropriate. At the same time we will continue to evaluate all of our operations to improve the overall efficiency of our business.”

Shone added, “The company’s goal is to deliver full year non-GAAP operating income that is consistent with the prior year period. We believe the company is positioned to do so as a result of our focus on expense controls and margin enhancement. In addition, we continue to have a strong balance sheet and are targeting positive operating cash flow for the full fiscal year.”

The preceding forward-looking information with respect to non-GAAP operating income for the full year fiscal 2009 excludes share-based compensation expense and amortization of acquired intangible assets related to previous acquisitions, but includes restructuring charges incurred during the first quarter.

Additional First Quarter and Recent Business Highlights:

•	Continued to expand its perpetual license business with industry leaders across a broad range of vertical markets, including telecommunications, technology, life sciences, travel and leisure, retail, financial services, insurance, and energy and utility. New customers added during the first quarter include: Boots the Chemist, buch.de, Casinos Austria International, EnBW Energie Baden Württemberg AG, and Pocket Kings, among others. In addition, the company expanded the scope of its relationship with existing customers, including Deutsche Bank Belgium, Dick’s Sporting Goods, eBay, Liberty Mutual, Orange Switzerland, Ortho McNeil, and US Cellular Corporation, among others.

•	Added customers for its subscription offerings, including Aladdin Knowledge Systems Ltd., the American Medical Association, Australian Taxation Office, Banque Saudi Fransi, BJ’s Wholesale Club, Children’s Miracle Network, Comerica Bank, Direct Employers Association, Fiserv, Inc., Humanscale, Legacy.com, PopCap Games, and Scholarly iQ, among others. In addition, the company expanded the scope of its relationship with existing customers, including Coastal Contacts, Duke Energy, Fortis Bank, Hubbard One, and LexisNexis, among others.

•	Named to Software Magazine’s 26th Annual Software 500, marking the company’s seventh consecutive year on the list.

•	Recognized by Technology Marketing Corporation’s Customer Interaction Solutions (CIS) magazine, the leading publication covering CRM, call centers and teleservices, as a 2008 Product of the Year Award winner. Unica received the award for the latest version of its Affinium ® Campaign Interact ™ solution.

•	Appointed Peter Cousins to chief technology officer and John Hogan to senior vice president of research and development. Cousins joined Unica in 2007 as vice president of technology, and as chief technology officer will lead Unica’s product strategy and direction. Hogan was formerly Unica’s vice president of engineering. In his new role, he will manage the global development of Unica’s enterprise solutions. Additionally, Hogan will lead product management and worldwide technical support.

•	Elected Gary Haroian to the Company’s board of directors in early Q2 of the company’s fiscal 2009. Haroian has more than three decades of experience in building emerging growth companies and currently sits on the boards and chairs the audit committees of publicly-held Phase Forward (Nasdaq: PFWD), Network Engines (Nasdaq: NENG) and Aspen Technology (OTC: AZPN). Haroian has also served as CFO at Concord Communications, CFO, President and COO, and CEO at Stratus Computer, as well as CEO of Bowstreet Software.

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, February 2, 2009 at 5:00 p.m. ET. To access this call, dial 888-224-1078 (domestic) or 913-905-3216 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on Monday, February 2, 2009 through 11:59 p.m. ET on Monday, February 16, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 6199742. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software and services. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process from analysis and planning to project management, execution and measurement. More than 800 companies worldwide depend on Unica for their enterprise marketing management solution.

Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.

Note to editors: Copyright 2009 Unica Corporation. Unica, the Unica logo, and Affinium, are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica, and the company’s intention to repurchase shares of its common stock from time to time under the stock repurchase program, the intended use of any repurchased shares and the source of funding. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	September 30,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$33,177	$35,799
Short-term investments	13,327	11,482
Accounts receivable, net	22,309	21,339
Prepaid expenses and other current assets	4,315	6,116

Total current assets	73,128	74,736
Property and equipment, net	4,484	4,781
Long-term investments	—	2,989
Goodwill and other acquired intangible assets, net	32,127	33,028
Other assets	1,246	1,375

Total Assets	$110,985	$116,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,241	$3,536
Accrued expenses	12,360	14,527
Short-term deferred revenue	36,181	35,369

Total current liabilities	50,782	53,432
Long-term deferred revenue	1,681	1,733
Other long-term liabilities	1,738	1,738

Total liabilities	54,201	56,903
Stockholders’ equity	56,784	60,006

Total liabilities and stockholders’ equity	$110,985	$116,909

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2008	2007
Revenue:
License	$6,460	$11,145
Maintenance and services	15,356	14,589
Subscription	4,278	2,730

Total Revenue	26,094	28,464
Costs of revenue:
License	636	759
Maintenance and services	5,221	5,793
Subscription	1,013	653

Total cost of revenue	6,870	7,205

Gross profit	19,224	21,259
Operating expenses:
Sales and marketing	11,022	11,761
Research and development	5,446	5,947
General and administrative	3,957	4,994
Restructuring charges (credits)	754	(266)
Amortization of acquired intangible assets	485	393

Total operating expenses	21,664	22,829

Loss from operations	(2,440)	(1,570)
Other income (expense), net	(877)	581

Loss before income taxes	(3,317)	(989)
Provision for (benefit from) from income taxes	740	(565)

Net loss	$(4,057)	$(424)

Net loss per common share:
Basic	$(0.20)	$(0.02)

Diluted	$(0.20)	$(0.02)

Shares used in computing net loss per common share:
Basic	20,802	20,131

Diluted	20,802	20,131

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(4,057)	$(424)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	742	484
Amortization of capitalized software development costs	37	—
Amortization of acquired intangible assets	796	727
Share-based compensation expense	1,296	1,769
Provision for deferred income taxes	—	117
Excess tax benefits from share-based compensation	—	(95)
Deferred tax benefits	(25)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,067)	(679)
Prepaid expenses and other current assets	1,728	(561)
Other assets	182	190
Accounts payable	(1,178)	239
Accrued expenses	(1,547)	(1,426)
Deferred revenue	831	600

Net cash provided by (used in) operating activities	(2,262)	941
Cash flows from investing activities:
Purchase of property and equipment	(244)	(763)
Capitalization of software development costs	(285)	—
Cash collected from license acquired in acquisition	38	41
Proceeds from sales and maturities of investments	2,042	12,155
Purchases of investments	(898)	(13,901)
Increase in restricted cash	(69)	—

Net cash provided by (used in) investing activities	584	(2,468)
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase	33	38
plans
Excess tax benefits from share-based compensation	—	95
Treasury shares purchased	(298)	—
Payment of withholding taxes in connection with settlement of restricted stock units	(191)	(478)

Net cash used in financing activities	(456)	(345)
Effect of exchange rate changes on cash and cash equivalents	(488)	11

Net increase (decrease) in cash and cash equivalents	(2,622)	(1,861)
Cash and cash equivalents at beginning of period	35,799	18,493

Cash and cash equivalents at end of period	$33,177	$16,632

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2008	2007
Non-GAAP financial measures and reconciliation:
GAAP loss from operations	$(2,440)	$(1,570)
Add: Share-based compensation	1,296	1,769
Add: Amortization of acquired intangible assets	796	727

Non-GAAP income (loss) from operations	$(348)	$926

GAAP loss before income taxes	$(3,317)	$(989)
Add: Share-based compensation	1,296	1,769
Add: Amortization of acquired intangible assets	796	727
Adjusted benefit from (provision for) income taxes	355	(452)

Non-GAAP net income (loss)	$(870)	$1,055

Diluted non-GAAP net income per common share	$(0.04)	$0.05

Shares used in computing non-GAAP net income per diluted common share:	22,231	21,750

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended
	December 31,
	2008	2007
Share-based compensation:
Cost of license	$17	$—
Cost of maintenance and services revenue	217	209
Sales and marketing expense	523	654
Research and development expense	234	334
General and administrative expense	305	572

Total share-based compensation expense	$1,296	$1,769

Amortization of acquired intangible assets:
Cost of license revenue	$311	$334
Operating expenses	485	394

Total amortization of acquired intangible assets	$796	$727